SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

The Pep Boys - Manny, Moe & Jack
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: ———————————————————————————————————————
(2)	Aggregate number of securities to which transaction applies: ———————————————————————————————————————
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

———————————————————————————————————————
(4)	Proposed maximum aggregate value of transaction: ———————————————————————————————————————
(5)	Total fee paid: ———————————————————————————————————————

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ———————————————————————————————————————
(2)	Form, Schedule or Registration Statement No.: ———————————————————————————————————————
(3)	Filing Party: ———————————————————————————————————————
(4)	Date Filed: ———————————————————————————————————————

THE PEP BOYS — MANNY, MOE & JACK
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Pep Boys – Manny, Moe & Jack:

     The 2001 Annual Meeting of Shareholders of The Pep Boys — Manny, Moe & Jack will be held at the Radisson Valley Forge Hotel, 1160 First Avenue, King of Prussia, Pennsylvania, on Wednesday, May 30, 2001, at 9:00 a.m. for the following purposes:

1.	To elect five Directors to hold office as specified in the proxy statement.

2.	To approve the appointment of independent auditors.

3.	To transact such other business as may properly come before the meeting.

     The close of business on Friday, April 6, 2001 has been fixed as the record date for the meeting. Only shareholders of record as of that date will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     The enclosed form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting.

     The Board of Directors urges you to date, sign and promptly return the enclosed proxy giving voting instructions with respect to your shares of Common Stock. You are cordially invited to attend the meeting in person. The return of your proxy will not affect your right to vote in person if you do attend the meeting.

Frederick A. Stampone Senior Vice President – Chief Administrative Officer & Secretary

April 27, 2001

THE PEP BOYS — MANNY, MOE & JACK
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

PROXY STATEMENT

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pep Boys — Manny, Moe & Jack (the “Company”) for use at the Company’s Annual Meeting of Shareholders (the “meeting”) to be held on Wednesday, May 30, 2001 at 9:00 a.m. at the Radisson Valley Forge Hotel, 1160 First Avenue, King of Prussia, Pennsylvania, for the purposes set forth in the foregoing notice. This proxy statement, the notice and the enclosed proxy are being sent to shareholders on or about April 27, 2001.

     The Company intends to bring before the meeting only those matters specified in the notice and does not know of any other matter which anyone else proposes to present for action at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy, or their duly constituted substitutes, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment. Discretionary authority to cumulate votes is also being solicited.

     If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “For” the nominees of the Board of Directors in the election of directors, subject to the discretion of the proxies to cumulate the votes in accordance with their judgment, and “For” the proposal to approve the appointment of independent auditors. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly authorized proxy bearing a later date, or by attending the meeting and voting in person.

     According to state law and the Company’s By-laws, the presence of a quorum is required to transact business at the meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast on a particular matter. Proxies marked “Abstain” will be included in determining a quorum. On routine matters, brokers who hold customer shares in “street name,” but have not timely received voting instructions from such customers, have discretion to vote such shares. Accordingly, the presence of such votes at the meeting will be included in determining a quorum.

     According to state law and the Company’s By-laws, proposals must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the outcome of the proposals.

OUTSTANDING SHARES, VOTING RIGHTS
AND SHAREHOLDINGS OF CERTAIN PERSONS

Outstanding Shares and Voting Rights

     The Company’s Common Stock is the only class of voting securities outstanding. At the close of business on Friday, April 6, 2001, the record date for the meeting, there were 53,455,933 shares of Common Stock outstanding. Of these shares, 2,195,270 were held by the trustee under The Pep Boys — Manny, Moe & Jack Flexitrust, a flexible employee benefits trust established on April 29, 1994 to fund a portion of the Company’s obligations arising from various employee compensation and benefit plans. Under the terms of the Flexitrust, all shares held for participating employees by the trustee will be voted as directed by written instructions from the participating employees, and shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received. The record holders of Common Stock on the record date will be entitled to vote cumulatively in the election of directors and to one vote per share on all other matters voted upon at the meeting. Cumulative voting entitles each shareholder to a number of votes equal to the number of shares owned by the shareholder on the record date multiplied by the number of directors to be elected, and the shareholder may cast all of his votes for one nominee for director or allocate the votes among all the nominees.

Share Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to shares of the Company’s Common Stock beneficially owned at the close of business on April 6, 2001 by each holder of 5% or more of the outstanding Common Stock, by each director and nominee for director of the Company, by the Company’s Chief Executive Officer and other executive officers (collectively, the “named executive officers”) and by all executive officers and directors of the Company as a group. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, shares are deemed to be “beneficially owned” by a person, whether or not he has any economic interest in the shares, if he has or shares the power to vote or dispose of the shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Joseph L. Harrosh
40900 Grimmer Blvd., Fremont, CA 94538	5,039,500	(1)	9.4%

Dimensional Fund Advisors Inc.
1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401	4,439,300	(2)	8.3%

Lester Rosenfeld	1,195,531	(3)
	846,378	(3a)

	2,041,909		3.8%

Mitchell G. Leibovitz	1,779,330	(4)
	55,000	(4a)

	1,834,330		3.4%

Benjamin Strauss	759,622	(5)
	844,310	(5a)

	1,603,932		3.0%

Mark L. Page	294,600	(6)	+

George Babich, Jr.	124,500	(7)
	55,000	(4a)

	179,500		+

Bernard J. Korman	175,539	(8)	+

Frederick A. Stampone	127,321	(9)	+

Lennox K. Black	126,739	(10)	+

Myles H. Tanenbaum	31,212	(11)	+

J. Richard Leaman, Jr.	15,952	(12)	+

Don L. Casey	15,000	(7)	+

Malcolmn D. Pryor	14,201	(13)	+

Executive Officers and Directors as a Group (12 Persons)	6,405,235	(14)	11.6%
as a Group (12 Persons)

+	Represents less than 1%.

(1)	Based upon information disclosed in a Schedule 13-G dated January 4, 2001.

(2)	Based upon information disclosed in a Schedule 13-G dated February 2, 2001. Dimensional Fund Advisors Inc. declaims beneficial ownership of such shares.

(3)	This includes 50,976 shares owned by Mr. Rosenfeld’s spouse, 45,000 shares owned by a trust in which Mr. Rosenfeld has a beneficial interest, 30,300 shares owned by two trusts in which Mr. Rosenfeld and his spouse have beneficial interests and 10,539 shares issuable pursuant to non-qualified stock options exercisable within 60 days.

(3a)	This includes 401,900 shares owned by The Emanuel Rosenfeld Foundation, a non-profit charitable foundation of which Mr. Rosenfeld is a co-trustee, 352,962 shares owned by various trusts of which Mr. Rosenfeld and his spouse are co-trustees and 91,516 shares owned by various trusts of which Mr. Rosenfeld’s spouse is a co-trustee.

(4)	This includes 58,774 shares owned by two trusts which benefit Mr. Leibovitz’ children of which Mr. Leibovitz’ spouse is a co-trustee, 46,103 shares owned by Mr. Leibovitz’ spouse, 49,750 shares owned by Mr. Leibovitz’s children, 100,000 shares owned by an irrevocable Grantor Retained Annuity Trust for the benefit of Mr. Leibovitz for which Mr. Leibovitz’ spouse acts as trustee and 1,220,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days. Mr. Leibovitz disclaims beneficial ownership in stock held by Mr. Leibovitz’ spouse and his children.

(4a)	These shares are owned by a trust for the Company’s defined benefit pension plan, of which Messrs. Leibovitz and Babich are co-trustees. Messrs. Leibovitz and Babich disclaim beneficial ownership of such shares.

(5)	This includes 1,931 shares owned by Mr. Strauss’ spouse, 66,384 shares owned by a trust in which Mr. Strauss has a beneficial interest, 40,536 shares owned in custody or trust for the benefit of Mr. Strauss’ minor child and 17,075 shares issuable pursuant to non-qualified stock options exercisable within 60 days.

(5a)	These shares are owned by The Strauss Foundation, a non-profit charitable foundation, of which Mr. Strauss is a co-trustee.

(6)	This includes 293,700 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.

(7)	This represents shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.

(8)	This includes 16,539 shares issuable pursuant to non-qualified stock options exercisable within 60 days.

(9)	This includes 35 shares owned by Mr. Stampone’s minor child and 117,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.

(10)	This includes 200 shares owned by Mr. Black’s spouse and 16,539 shares issuable pursuant to non-qualified stock options exercisable within 60 days. Mr. Black disclaims beneficial ownership of the shares held by his spouse.

(11)	This includes 16,212 shares issuable pursuant to non-qualified stock options exercisable within 60 days.

(12)	This includes 13,952 shares issuable pursuant to non-qualified stock options exercisable within 60 days.

(13)	This includes 400 shares owned by Mr. Pryor’s spouse, 500 shares owned by Mr. Pryor’s minor children and 13,301 shares issuable pursuant to non-qualified stock options exercisable within 60 days. Mr. Pryor disclaims beneficial ownership of the shares held by his spouse and minor children.

(14)	Totals do not add in order to avoid double counting of positions as co-trustee.

3

ELECTION OF DIRECTORS

Nominees for Election

     At the meeting, the shareholders will elect five directors to hold office, subject to the provisions of the Company’s By-laws, until the Annual Meeting of Shareholders in 2002 and until their respective successors shall have been duly elected and qualified.

     On March 28, 2000, the Board of Directors approved an amendment to the Company’s By-laws to declassify the Board of Directors. Prior to the amendment, the Board of Directors was divided into three classes serving staggered three-year terms with the term of one class of directors expiring each year. As amended, the By-laws now provide for each current director to serve the remainder of the term to which he was elected under the staggered system and all newly elected and re-elected directors to serve a one-year term. The only remaining directors elected under the staggered system are three Class III directors whose terms will also expire at the 2002 Annual Meeting of Shareholders.

     Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote for the election of the nominees named below, reserving the right to cumulate votes according to their judgment. The Board of Directors believes that all of the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election and, as a result, other nominees are designated by the Board of Directors, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees. The five nominees for director receiving a plurality of the votes cast will be elected.

     The nominees for election as directors to serve until the Annual Meeting of Shareholders in 2002 and the directors whose terms of office continue after the meeting, together with certain information about them, are as follows:

Name	Age	Has Been a Director Since	Term Expires	Present Position With Company
Nominees
Benjamin Strauss	64	1970	2002	Director
Bernard J. Korman	69	1983	2002	Director
Myles H. Tanenbaum	70	1990	2002	Director
J. Richard Leaman, Jr.	66	1991	2002	Director
Malcolmn D. Pryor	54	1994	2002	Director

Class III Directors
Mitchell G. Leibovitz	55	1985	2002	Director, Chairman,
				CEO and President
Lester Rosenfeld	75	1959	2002	Director
Lennox K. Black	71	1987	2002	Director

4

Occupations and Other Directorships Held by Directors and Nominees

     Benjamin Strauss is a director of The Strauss Foundation. He was an executive officer of the Company for many years until his retirement on February 1, 1992 and served as a part-time consultant to the Company for five years thereafter.

     Bernard J. Korman is Chairman of the Board of Philadelphia Health Care Trust, a private foundation. Mr. Korman is also a director of NutraMax Products, Inc., The New America High Income Fund, Inc., Omega Healthcare Investors, Inc., Omega Worldwide, Inc. and Kramont Realty Trust.

     Myles H. Tanenbaum is Chairman of the Board of Arbor Enterprises, owner and operator of a chain of shared office suites. Until December 1997, Mr. Tanenbaum was President, Chief Executive Officer and a director of Arbor Property Trust, a New York Stock Exchange listed real estate investment trust. Mr. Tanenbaum is also a trustee of Universal Health Realty Income Trust, a New York Stock Exchange listed real estate investment trust.

     J. Richard Leaman, Jr. is President of JRL Consulting Company. Mr. Leaman is also a director of Church & Dwight Co., Inc. and Ranpak Corp.

     Malcolmn D. Pryor is Chairman of the Board of Pryor, Counts & Co., Inc., an investment banking firm headquartered in Philadelphia with offices in numerous cities in the United States.

     Mitchell G. Leibovitz has been an executive officer of the Company for more than the last five years.

     Lester Rosenfeld is retired. He was employed as an executive officer of the Company until December 31, 1981, and served as a part-time consultant to the Company for 10 years thereafter.

     Lennox K. Black is Chairman of the Board and Interim Chief Executive Officer of Teleflex Incorporated, a diversified technical company active in aerospace, automotive, medical and industrial markets, the stock of which is traded on the New York Stock Exchange.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINATED DIRECTORS.

Meetings and Committees of the Board of Directors

     The Board of Directors held five meetings during the last fiscal year.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     Messrs. Leaman (chairman), Pryor, and Tanenbaum served as the members of the Audit Committee during the last fiscal year. The Audit Committee, which held eight meetings during the last fiscal year, reviews the financial statements of the Company and makes recommendations to the full Board on matters concerning the Company’s audits.

     Messrs. Korman (chairman), Black and Tanenbaum served as the members of the Compensation Committee during the last fiscal year. The Compensation Committee, which held four meetings during the last fiscal year, recommends the compensation for all officers of the Company.

     Messrs. Black (chairman), Korman and Tanenbaum served as the members of the Nominating Committee during the last fiscal year. The Nominating Committee, which held one meeting during the last fiscal year, makes recommendations to the full Board concerning the qualifications and selection of candidates for election to the Board. The Committee will consider nominees recommended by shareholders. Such recommendations should be sent in writing to the Secretary of the Company, 3111 West Allegheny Avenue, Philadelphia, PA 19132, stating in detail the qualifications of such persons for nomination. In addition to the foregoing, a shareholder may nominate one or more persons for election as a director at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company in accordance with the Company’s By-laws. To be timely, the shareholder’s notice must be delivered personally to the Company, or mailed to and received by the Company, at the principal executive offices of the Company, addressed to the attention of the President, not less than 50 days nor more than 75 days prior to such meeting; provided, however, that in the event that less than 65 days’ notice or prior public disclosure (including but not limited to the mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such public disclosure was made. In addition, the shareholder’s notice must set forth the name(s) and address(es) of the shareholder making the nomination and of the proposed nominees, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominees, the proposed nominees’ principal occupation(s) and employment for the past 5 years, the written consent of each proposed nominee to serve as a director of the Company if so elected, a description of any other directorships held by the proposed nominees, and a description of all arrangements or understandings between each nominee and any other person or persons (such other person or persons to be named in the notice) pursuant to which the nomination or nominations are to be made or pursuant to which votes are to be cast or other actions taken at any meeting of the Company’s shareholders. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

     In the last fiscal year, each director attended at least 75% of the meetings held by the Board of Directors and at least 75% of the meetings held by each of the committee(s) on which such director served.

Compensation of Directors

     During fiscal 2000, each non-management director received an annual director’s fee of $25,000, plus $2,500 for each Board committee on which such director served. In order to compensate the members of the audit committee for their additional responsibilities imposed by new Securities and Exchange Commission regulations and NYSE rules enacted in fiscal year 2000, the chairman received an additional $2,000, and the other members received an additional $1,000, per audit committee meeting attended. The Company recently reassessed the compensation paid to its non-management directors and determined to increase such fees in order to be able to maintain its current directors and attract new directors as needed. For fiscal 2001, each non-management director will receive an annual director’s fee of $30,000. In addition, each committee chairman will receive $2,500, and the other committee members will receive $1,500, for each committee meeting that such director attends.

     Under a deferred compensation plan, directors’ fees may be deferred in whole or in part at the election of the director. Compensation so deferred may be deemed to be invested in shares of Common Stock determined by reference to the market price on the date that such compensation is deemed invested, if so designated by the director. Amounts deemed invested in shares are credited with dividends; other amounts accrue interest at the prime rate charged by the Company’s principal lender.

     The Company’s 1999 Stock Incentive Plan (the “1999 Plan”) provides for an automatic grant to non-management directors upon their initial election to the Board (or when initially serving as a non-management director) and on each fourth anniversary thereafter of: (i) options to purchase 2,500 shares of Common Stock, (ii) options to purchase an additional 5,000 shares for each committee of the Board on which such non-management director serves or is to serve, and (iii) options to purchase an additional 2,500 shares for each chairmanship of a committee of the Board which such non-management director holds or is to hold. The 1999 Plan also provides for the discretionary grant of additional stock options and/or restricted stock to non-management directors upon the recommendation of the Company’s Chief Executive Officer.

     The Company’s 1990 Stock Incentive Plan (the “1990 Plan”), the predecessor to the 1999 Plan, was recently amended by the Board of Directors to extend the expiration date for the grant of non-qualified stock options and restricted stock thereunder to directors, officers and employees until March 31, 2005. As of the record date, there were 198,032 shares available for awards under the 1990 Plan. Like the 1999 Plan, the 1990 Plan also provides for the discretionary grant of additional stock options and/or restricted stock to non-management directors upon the recommendation of the Company’s Chief Executive Officer. During fiscal 2000, no discretionary awards were made to directors under either of the Stock Incentive Plans.

     Stock options granted to non-management directors are priced at fair market value on the date of grant and are exercisable in cumulative installments, with one-fifth of the options being immediately exercisable and an additional one-fifth of the options becoming exercisable on each of the next four anniversaries of the grant date.

     The Stock Incentive Plans are administered by the Compensation Committee of the Board of Directors (composed of three non-management directors) which is authorized to interpret and implement the Stock Incentive Plans and to make all determinations necessary or advisable in connection with administering the Stock Incentive Plans.

     Benjamin Strauss, an executive officer of the Company for many years, entered into a consulting and retirement agreement as of February 2, 1992 pursuant to which Mr. Strauss received certain retirement benefits during fiscal year 2000 and will continue to receive such benefits during the ten year period ending with fiscal year 2001. Benefits given to Mr. Strauss are in addition to the fees and stock options to which Mr. Strauss is entitled as a non-management director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock. To the Company’s knowledge, based solely upon a review of copies of such reports furnished to the Company, during fiscal year 2000, its directors, executive officers and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

Report of Audit Committee of the Board of Directors

     The Audit Committee is comprised of three non-management directors of the Company, each of whom is an independent director as defined by the Rules of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors which is attached as Appendix A hereto.

     Management has primary responsibility for the Company’s internal accounting controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. These discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Audit Committee discussed with the independent auditors their independence from the Company and its management, including the written disclosures submitted to the Audit Committee by the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based upon the discussions and reviews referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2001 filed with the Securities and Exchange Commission.

     This report is submitted by the Audit Committee:

J. Richard Leaman (Chairman) Malcolmn D. Pryor Myles H. Tanenbaum

Independent Auditor’s Fees

     Audit Fees. For fiscal year 2000, the aggregate professional fees for the annual audit and interim quarterly reviews performed by the Company’s independent auditors were $292,195.

     Financial Information Systems Design And Implementation Fees. During fiscal year 2000, the Company did not engage its independent auditors to perform financial information systems design and implementation.

     All Other Fees. During fiscal year 2000, all other fees of the Company’s independent auditors amounted to $115,441, which primarily related to services performed in connection with the Company’s employee benefit plans, tax matters and inventory controls.

     The Audit Committee considered the provision by the independent auditors of the non-audit services and found that they were compatible with maintaining the independent auditor’s independence.

EXECUTIVE COMPENSATION

     The following table sets forth, for each of the Company’s last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to the Company’s Chief Executive Officer and each of the other named executive officers.

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(a)
Mitchell G. Leibovitz	2000	825,000	—	—	123,678	(b)
Chief Executive Officer and	1999	825,000	—	500,000	125,090	(b)
President	1998	825,000	—	500,000	126,498	(b)

George Babich, Jr	2000	277,808	50,000	50,000	2,501
Executive Vice President -	1999	206,461	28,080	10,000	5,202
Chief Financial Officer(c)	1998	193,943	3,466	57,500	5,236

Mark L. Page	2000	315,962	10,000	70,000	1,140
Senior Vice President -	1999	280,500	19,244	25,000	1,546

Store Operations	1998	266,539	—	100,000	1,873

Frederick A. Stampone	2000	268,577	18,000	55,000	3,160
Senior Vice President -	1999	243,000	16,524	25,000	5,582

Chief Administrative Officer	1998	243,474	—	100,000	5,835

Don L. Casey	2000	135,000	10,000	50,000	42,041	(e)
Senior Vice President -	1999	61,385	—	—	—
Merchandise Supply Chain(d)	1998	168,000	15,000	17,500	7,528

(a)	All Other Compensation for fiscal year 2000 includes the following: (1) the amount (if any) contributed/distributed by the Company to each named executive officer in connection with Company’s 401(k) Savings Plan, as follows: Mr. Leibovitz — $2,550; Mr. Babich — $2,212; Mr. Stampone — $2,632; and Mr. Casey — $2,212; and (2) the cost of group term life insurance premiums in excess of $50,000 of coverage provided by the Company on behalf of each named executive officer, as follows: Mr. Leibovitz — $4,902; Mr. Page — $1,140; Mr. Babich — $289; Mr. Stampone — $528; and Mr. Casey — $97.

(b)	Included in this amount is $116,226 in net premiums for a split-dollar life insurance policy on behalf of Mr. Leibovitz, which will be repaid to the Company upon surrender of the policy during Mr. Leibovitz’ lifetime or upon his death.

(c)	Mr. Babich was appointed Senior Vice President — Chief Financial Officer effective March 28, 2000 and promoted to his current position effective March 27, 2001. From September 1999 through March 28, 2000, Mr. Babich served as the Company’s Vice President — Finance.

(d)	Mr. Casey was appointed to this position effective July 17, 2000. From February 1987 through May 1999, Mr. Casey served in various merchandising positions of increasing seniority with the Company.

(e)	Included in this amount is $39,732 for reimbursement of certain relocation expenses.

9

Employment and Change in Control Agreements

     During fiscal year 1998, the Company entered into a three year employment agreement with Mr. Leibovitz, the Company’s Chief Executive Officer and Chairman of the Board of Directors, providing for his continued employment through June 3, 2001. The agreement, which automatically renews for successive 3-year periods unless terminated by either party at least three months prior to its expiration, has been renewed through June 3, 2004. During the term of the agreement, Mr. Leibovitz receives a annual base salary which may not be decreased from that of the immediately preceding year, benefits comparable to those available to him prior to the agreement becoming effective, and a position with authority, status, duties and responsibilities consistent with those of the Chief Executive Officer and Chairman of the Board of a publicly traded corporation. In addition, upon a “change in control” of the Company, Mr. Leibovitz shall be entitled to receive an amount equal to three times his base salary and target bonus for the fiscal year during which the change in control occurs.

     Upon being appointed an executive officer, each of the other named executive officers entered into employment agreements which generally become effective upon a “change in control” of the Company. Each agreement will become effective for a term of two years with respect to the executive. During the term of each agreement, the executive would be entitled to compensation at a rate not less than his compensation immediately prior to the change in control becoming effective, including both base compensation and certain incentive compensation, benefits comparable to those available prior to the change in control, and a position with authority, status and responsibilities comparable in all material respects to those held previously. If the executive’s position is changed after the agreement becomes effective, he has the right to terminate the agreement and receive a lump sum payment equal to the compensation to which he is entitled for the remaining term of the agreement, and he and his family are to receive the benefits to which he is entitled for the remaining term of the agreement or a payment equal to the value of those benefits.

     To the extent that any change in control payment to the Company’s Chief Executive Officer or any of the other named executive officers, pursuant to the foregoing employment or change in control agreements, would subject the named executive officer to an excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax), the Company is obligated to pay such named executive officer an additional payment to cover any such excise tax. In addition, a trust agreement has been established to better assure the named executive officers of payment under the foregoing employment and change in control agreements if a change in control of the Company should occur.

Certain Relationships and Related Transactions

     During fiscal years 1997 and 1999, the Company made advances to Mr. Page, Senior Vice President — Store Operations, aggregating $140,000 and $40,000, respectively. Mr. Page delivered promissory notes to the Company on account of such indebtedness. The 1997 note provides for principal repayment, if not paid earlier, on December 18, 2002, and for interest payments during the term of the note at the rate of 5.2% per annum. The 1999 note provides for principal repayment, if not paid earlier, on July 12, 2004, and for interest payments during the term of the note at the rate of 5.63% per annum. As of April 7, 2000, the amounts of indebtedness outstanding under the notes were $140,000 and $40,000, respectively.

     On July 17, 2000, the Company made a $75,000 advance to Mr. Casey, Senior Vice President — Merchandise Supply Chain, in connection with the commencement of his employment. Mr. Casey delivered a promissory note on account of, and a mortgage to secure, such indebtedness. The outstanding principal amount of the note bears interest at the rate of 6.49% per annum. If Mr. Casey resigns from, or is terminated for cause by, the Company prior to July 17, 2003, the note provides for the immediate payment in full of the then outstanding principal amount thereof, plus accrued interest thereon. The note also provides for the forgiveness of (i) $25,000 of the principal amount, plus all accrued interest on the note, on each of July 17, 2001, 2002 and 2003 if Mr. Casey is then employed by the Company and (ii) the entire then outstanding principal amount, plus accrued interest thereon, upon Mr. Casey’s death or disability or if Mr. Casey is terminated by the Company other than for cause.

Stock Option Grants

     The following table sets forth information concerning the grant of stock options to the Company’s Chief Executive Officer and each of the other named executive officers during fiscal year 2000.

Stock Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)(a)	Fiscal Year (b)	($/Sh)	Date	5% ($)	10% ($)
George Babich, Jr.	25,000	2.2	6.3438	3/28/10	99,740	252,760
George Babich, Jr.	25,000	2.2	6.2188	4/17/10	97,774	247,779
Mark L. Page	35,000	3.0	6.3438	3/28/10	139,635	353,863
Mark L. Page	35,000	3.0	6.2188	4/17/10	136,884	346,891
Frederick A. Stampone	30,000	2.6	6.3438	3/28/10	119,688	303,312
Frederick A. Stampone	25,000	2.2	6.2188	4/17/10	97,774	247,779
Don E. Casey	50,000	4.3	6.0000	7/17/10	188,668	478,123

(a)	The stock options were granted at a price equal to fair market value on the date of grant and provide that 20% are exercisable immediately and an additional 20% are exercisable on each of the next four anniversaries of the date of grant.

(b)	In fiscal year 2000, options to purchase 1,160,450 shares of Common Stock were granted to 2,295 individuals, including store and service department managers and their supervisors.

Stock Option Exercises and Holdings

     The following table sets forth information related to stock options exercised during fiscal year 2000 by the Company’s Chief Executive Officer and each of the other named executive officers, and the number and value of stock options held by such individuals on February 3, 2001.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(a)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell G. Leibovitz	—	—	1,000,000	500,000	—	—
George Babich, Jr.	—	—	80,500	72,000	—	—
Mark L. Page	—	—	246,260	116,140	—	—
Frederick A. Stampone	—	—	81,000	99,000	—	—
Don L. Casey	—	—	10,000	40,000	—	—

(a)	Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($4.80).

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Bernard J. Korman (chairman), Lennox K. Black, and Myles H. Tanenbaum. There are no relationships of a nature required to be disclosed herein.

Report of Compensation Committee of the Board of Directors on Executive Compensation

     The Compensation Committee is comprised of three non-management directors of the Company. The Compensation Committee reviews and recommends to the Board of Directors compensation for the Chief Executive Officer and the other executive officers of the Company. Individual performance is evaluated based on the specific responsibilities of the executive and the value of the services provided, the executive’s management skills and experience and the individual’s contribution to the overall performance and profitability of the Company. At the present time, executive compensation consists of base salary, bonus compensation under the Company’s Incentive Bonus Plan (“Bonus Plan”) and stock options under the Company’s Stock Incentive Plans. The base salaries and bonus awards earned in fiscal year 2000 by, and the stock option grants made in fiscal year 2000 to, the Company’s Chief Executive Officer and each of the other executive officers were all reviewed and approved by the Compensation Committee.

     Base salaries are reviewed annually to properly reflect the experience, performance and scope of responsibility of the executives and to ensure that the salaries are at levels which are appropriate to attract and retain high quality individuals. The Chief Executive Officer has not received a salary increase since fiscal year 1998. The increases in the base salaries of the other executive officers to their fiscal year 2000 levels were based on subjective determinations taking into account the criteria described above.

     The Bonus Plan is administered by the Compensation Committee, which has the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Bonus Plan, including the power and authority to extend, amend, modify or terminate the Bonus Plan at any time and to change award periods and determine the time or times for payment of bonuses. The Compensation Committee establishes the bonus targets and performance goals, and establishes any other measures which may be necessary to meet the objectives of the Bonus Plan. On March 31, 1998, after consideration of an executive compensation study completed by Towers Perrin in March 1998, the Compensation Committee recommended, and the full Board of Directors approved, changes to the Bonus Plan for fiscal year 1998 and future years which established five categories of business criteria used to set performance goals for the Chief Executive Officer and the other executive officers under the Bonus Plan. These categories are: (1) earnings before interest and taxes; (2) net sales; (3) cash flow; (4) return on capital; and (5) customer satisfaction. For each fiscal year, the Compensation Committee selects one or more of these business criteria to measure the Company’s performance for purposes of the Bonus Plan, and sets the target performance level for each criterion so chosen and the weighting of each such criterion versus the other criteria. The entire bonus payment under the Bonus Plan to the Company’s Chief Executive Officer, and a portion of each bonus payment under the Bonus Plan to each of the other executive officers, is attributable to the Company’s performance and varies from year to year based upon the Company’s actual performance relative to the Company’s performance targets being used for the fiscal year. The balance of each bonus payment under the Bonus Plan to each such other executive officer of the Company is attributable to the officer’s individual performance and varies from year to year based upon a subjective determination of the officer’s actual performance relative to the officer’s individual or “small team” performance goals being used for the fiscal year. In recognition of their individual efforts during fiscal year 2000, the Compensation Committee recommended, and the full Board of Directors approved, bonus payments to each of the named executive officers, other than the Chief Executive Officer.

     Compensation through stock options, which directly aligns the interests of management with those of shareholders, is a very significant part of the Company’s executive compensation. The Company’s practice is to make periodic grants of stock options to its executives. In making grants of stock options, the Compensation Committee considers both the performance of the executive and the time elapsed since the most recent grant to the executive. The intention is to provide a long-term incentive opportunity equal to the median of the broad industry and specialty retail databases. The 1999 Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant. Non-qualified stock options also remain available for grant to the executive officers under the 1990 Plan. Stock options granted to the executive officers are generally exercisable for ten years, absent earlier termination of employment, and provide for deferred vesting over four years, with one-fifth vesting on the date of grant and an additional one-fifth vesting on each of the next four anniversaries of the grant. Stock Option grants provide executive officers of the Company with a significant interest in long-term growth in the price of the Company’s Common Stock. In fiscal year 2000, Mr. Babich was granted stock options to reflect his individual performance and increases in his responsibilities; Messrs. Page and Stampone were granted stock options to reflect ther individual performances; and Mr. Casey was granted stock options as an incentive to join the Company. The Compensation Committee recommended, and the full Board of Directors approved, such stock option grants made in fiscal year 2000.

     The combination of base salary, bonus awards and stock option grants reflects the short- and long-term goals of the Company and aligns executive financial rewards with those of the Company’s shareholders. The Company’s philosophy is that overall compensation should be significantly related to the Company’s performance in terms of earnings and increases in the Company’s value as reflected by its stock price. Under most circumstances, the Company expects that compensation payable to the Company’s executive officers should meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. However, the Company believes that in order to effectively compete with other similarly situated companies in the acquisition and retention of top executive talent, the Company must have the flexibility to pay compensation that is not fully deductible under Section 162(m). All compensation earned by the named executive officers for fiscal year 2000 was fully deductible. The Company’s Stock Incentive Plans are structured with the intention that compensation payable pursuant thereto qualifies as “performance based” compensation which is not subject to the $1 million deductibility limit under Section 162(m). Notwithstanding the Company’s general policy, the Compensation Committee retains the authority to authorize payments that may not be deductible under Section 162(m) if it believes that such payments are in the best interests of the Company and its shareholders.

     This report is submitted by the Compensation Committee:

Bernard J. Korman (Chairman) Lennox K. Black Myles H. Tanenbaum

13

Performance Graph

     The following graph compares the cumulative total return on the Company’s shares over the past five fiscal years with the cumulative total return on shares of companies in: (1) the Standard & Poor’s SmallCap 600 Index; and (2) an industry peer group comprised of the following retail companies currently in the 600 Index: Aaron Rents, Copart Inc., Cost Plus, Discount Auto Parts, Footstar, Group 1 Automotive, Hancock Fabrics, Jo-Ann Stores, Linens ‘n Things, Michael’s Stores, O’Reilly Automotive, Pier 1 Imports, Regis Corp and Zale Corp.

Pension and Other Benefit Plans

     The Company has a qualified defined benefit pension plan for all employees hired prior to February 2, 1992. Future benefit accruals on behalf of all employees were frozen as of December 31, 1996.

     The following table sets forth information concerning the amount of benefits available at normal retirement age under this plan, which are not subject to deduction for Social Security or other offset amounts, accrued to the Company’s Chief Executive Officer and each of the other named executive officers eligible to participate under this plan. The amount of annual benefits available is based on the employee’s compensation level over the last five years and the number of years of participation in the plan. The maximum annual benefit is $20,000.

Name	Annualized Benefit($)
Mitchell G. Leibovitz	20,000
Mark L. Page	19,162
Frederick A. Stampone	20,000
Don E. Casey	10,104

     The Company also has an executive supplemental pension plan, which is an unfunded deferred compensation plan for eligible employees who are key employees designated by the Board of Directors. All current executive officers of the Company participate in this plan. The executive supplemental pension plan provides retirement and death benefits, which are not subject to deduction for Social Security or other offset amounts (other than amounts payable under the qualified defined pension plan). The employees covered by this plan have a vested interest after five years as a participant in the plan. Death benefits under the plan are equal to the annual amount of 50% of the base salary of the eligible employee on the date of his death and are payable for 15 years or until his normal retirement date, whichever is later. The plan also provides for the lump sum distribution of the present value of the accrued benefits of an eligible employee following a termination of employment in connection with a “change in control” of the Company. A “change in control” shall be deemed to have taken place if: (i) any person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from the Company) the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company (excluding shares of the Company owned by such person prior to the adoption of the executive supplemental pension plan), and such beneficial ownership continues for five consecutive days, or (ii) within a period of two consecutive years, as the result of, or in connection with, any cash tender or exchange offer (other than by the Company), merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of the Company prior to such event shall cease for any reason to constitute at least a majority of the Board of Directors of the Company or any successor. A trust agreement has been established to better assure executive officers of payment of these benefits if such events occur.

     The executive supplemental pension is based upon the highest average compensation (base salary plus accrued bonus) of the executive officer for a five year period, except in the case of the Company’s Chief Executive Officer, in which event it is based on the highest average compensation for a three year period.

     The following chart shows, based on the highest average salary for the appropriate time period, including bonus where applicable, the approximate aggregate annuity under both pension plans, commencing at the employee’s normal retirement date (age 65) and payable for the longer of ten years or life:

Pension Plan Table

	Estimated Annual Retirement Income ($) Years of Service
Average Included Compensation	5	10	15	20	25 and over
200,000	20,000	40,000	60,000	80,000	100,000
400,000	40,000	80,000	120,000	160,000	200,000
600,000	60,000	120,000	180,000	240,000	300,000
800,000	80,000	160,000	240,000	320,000	400,000
1,000,000	100,000	200,000	300,000	400,000	500,000
1,200,000	120,000	240,000	360,000	480,000	600,000
1,400,000	140,000	280,000	420,000	560,000	700,000
1,600,000	160,000	320,000	480,000	640,000	800,000

     The credited years of service under the pension plans for the Company’s Chief Executive Officer and the other named executive officers, in the order in which they are named on the Summary Compensation Table, are 22, 4, 24, 18 and 0, respectively.

PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP, which served as the Company’s independent auditors for the last fiscal year, to serve as the Company’s independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. If the shareholders do not approve this selection by the affirmative vote of a majority of the votes cast at the meeting, other independent auditors will be considered by the Board upon the recommendation of the Audit Committee.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR“THIS PROPOSAL.

COST OF SOLICITATION OF PROXIES

     The accompanying form of proxy will be voted as specified at the meeting.

     The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, said solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or other persons who may be engaged to perform soliciting activities.

PROPOSALS OF SHAREHOLDERS

     All proposals which any shareholder of the Company desires to present at the next annual meeting and to have included in the next Board of Directors’ Proxy Statement and form of proxy relating to that meeting must be received by Frederick A. Stampone, Senior Vice President — Chief Administrative Officer & Secretary of the Company, at the address of the Company appearing on the first page of the Proxy Statement, no later than December 26, 2001.

     In addition to the foregoing, the Company’s By-laws provide that a shareholder may be entitled to present an item of business at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder’s notice must be delivered to, or mailed and received by, the Company, addressed to the attention of the President, at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to such meeting; provided, however, that in the event that less than 65 days’ notice or prior public disclosure (including but not limited to the mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such public disclosure was made. The shareholder’s notice must set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the Company other than as provided herein.

ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THE PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO FREDERICK A. STAMPONE, SENIOR VICE PRESIDENT — CHIEF ADMINISTRATIVE OFFICER & SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

APPENDIX A

THE PEP BOYS – MANNY, MOE & JACK

AUDIT COMMITTEE CHARTER

     The Board of Directors of The Pep Boys – Manny, Moe & Jack (“Company”) has adopted this updated Charter for its Audit Committee (“Committee”) effective for its fiscal year commencing February 4, 2001.

I.   COMPOSITION

     The Committee shall be comprised of at least three (3) non-management directors designated by the Board of Directors, each of whom shall be generally knowledgeable in financial and auditing matters, as determined by the Board of Directors, and shall otherwise comply with the independence requirements of the New York Stock Exchange, Inc. In addition, at least one member of the Committee must have accounting or related financial management expertise, as determined by the Board of Directors. One member shall be appointed Committee Chairman by the Board of Directors. The Committee and its Chairman immediately prior to the adoption of this Charter shall continue to serve in those capacities until the Board of Directors determines otherwise.

II.   AUTHORITY

     The Committee is authorized to carry out the responsibilities set forth in this Charter and any other assignments requested by the Board of Directors. The Committee shall have full access to the Company’s books, records, facilities and personnel to carry out its responsibilities and is authorized to retain persons or entities having special competence to assist the Committee in fulfilling its responsibilities, after notice to the Chairman of the Board or Chief Executive Officer. The Committee shall have access to the Company’s outside counsel for advice and information.

III.   PURPOSE

     The Committee shall assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company, and the sufficiency of auditing relating thereto. The Committee is to serve as a focal point for communication among the Board of Directors, the Company’s independent auditors and management, as the respective duties of such groups, or their constituent members, relate to the Company’s financial accounting and reporting and to its internal controls.

     The Committee is not intended to be part of the Company’s operational or managerial decision making process. The Company’s management, and not the Committee or the independent auditors, is responsible for producing the Company’s financial statements and reports and for instituting and maintaining internal controls. The independent auditors are responsible for attesting to the fair presentation of the financial statements in accordance with generally accepted accounting principles and for becoming familiar with and commenting upon the adequacy of the Company’s internal controls.

IV.   MEETINGS

     4.1   Number. The Committee is to meet at least four times per year, and as many other times as the Board of Directors, the Committee or the Committee Chairman deems necessary. The Committee may meet or otherwise take action in the same manner or manners as may the Board of Directors.

     4.2   Attendance. The Committee or the Chairman of the Committee may request that member(s) of management and representatives of the independent auditors be present at meetings of the Committee as well as outside experts or counsel, if appropriate.

     4.3   Minutes. Minutes of each Committee Meeting are to be prepared and sent to Committee members.

V.   SPECIFIC DUTIES

     The Audit Committee is to perform the following duties:

     5.1   Communication. Inform the independent auditors and management that they may communicate with the Committee, directly or through its Chairman, at any time with respect to any matters which he or she reasonably believes are related to the Committee’s responsibilities.

     5.2   Internal Controls. Review with management and the independent auditors the Company’s policies and procedures to seek assurance as to the adequacy of internal controls.

     5.3   Annual Audit Process.

     (a)  Selection of Independent Auditors. Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Committee shall review the extent of non-audit services, including without limitation any management consultant and other fee arrangements, provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board of Directors take appropriate action in response to the independent auditors’ written statement to satisfy the Board of Directors as the independent auditors’ independence. Determine Committee’s recommendation to the Board of Directors on whether to retain or replace the independent auditors. Conduct, with management, the selection process in the event the independent auditors are to be replaced. The independent auditors shall be accountable to the Committee and the Board of Directors.

     (b)  Scope of Audit. Discuss with management and the independent auditors and approve, prior to the commencement of the audit, the scope and general extent of the independent auditors’ audit examination, including review of their engagement letter and the costs and fees for the audit. The Committee should be provided by the independent auditors with an explanation of the factors considered by the auditors in determining the audit scope, including, among other things, the quality of the internal control structure.

     (c)  Post-Audit Review. Subsequent to the completion of the audit for the last fiscal year, the Committee should conduct a post-audit review which shall include a review of the independent auditors’ report to the Committee, and management’s response thereto (including private meetings with the independent auditors as appropriate); and a review with management and the independent auditors of any matters relating to the audit and the financial statements for the fiscal year that may be of interest to the Committee in fulfilling its obligation to oversee the financial reporting process for which management is responsible.

     5.4   Financial Reporting.

     (a)  Annual Report.

     (i)  Upon or near completion of the annual audit, review with management and the independent auditors, the proposed audited financial results for the fiscal year, prior to their release to the public. This review should encompass, among other things, the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

2

     (ii)  The completed financial statements of the Company, including notes to the financial statements and management’s discussion and analysis, will be circulated to the members of the Audit Committee as part of the Company’s annual report on Form 10-K, in advance of filing the Form 10-K with the SEC, to enable members of the Audit Committee to discuss with management and the independent auditors any questions arising in connection with their review of those financial statements.

     (b)  Quarterly Reports. Review with management and the independent auditors, the proposed unaudited financial results for the applicable fiscal quarter, prior to their release to the public. The results of such reviews shall be reported and reviewed at each quarterly meeting of the Board of Directors. Management is expected to inform the Committee in advance of any proposed significant changes in accounting or financial reporting practices or of any other unusual events that could have a significant impact on the Company’s quarterly financial statements.

     (c)  Proxy Statement. In accordance with the regulations promulgated by the SEC, prepare and submit to management any reports required to be included in the Company’s Proxy Statement for the applicable fiscal year.

     5.5   Audit Committee Charter. Review and update the Committee’s charter annually.

[X]	Please mark your votes as in this example using dark ink only.

The Board of Directors recommends a vote “FOR” Item 1.

	FOR all nominees	WITHHOLD AUTHORITY for all nominees	Nominees: Benjamin Strauss Bernard J. Korman Myles H. Tanenbaum J. Richard Leaman, Jr. Malcolmn D. Pryor
1. Election of Directors	[_]	[_]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

———————————————————

The Board of Directors recommends a vote “FOR” Item 2.

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors.	[_]	[_]	[_]

Signature(s): _________________________ Date: ______________ Signature(s):___________________________ Date:______________
NOTE: Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each joint owner should sign.

THE PEP BOYS –MANNY, MOE & JACK

Annual Meeting of Shareholders –To Be Held May 30, 2001

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

     The undersigned hereby appoint(s) Mitchell G. Leibovitz, Frederick A. Stampone, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys — Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(To Be Signed on Reverse Side)

During fiscal 2001, Pep Boys will continue to send quarterly earnings releases only to those shareholders who request them. If you would like to receive such information for fiscal year 2001, please complete the information below, affix postage and return to us by June 15, 2001.

PLEASE TYPE OR PRINT CLEARLY

Name ————————	Fax Number ———— ————
Address ————————	E-Mail Address ————————
City ————————	State ————————	Zip ————————

Would you prefer that the information be: (please circle one) Mailed Faxed E-mailed We will try to accommodate your preference.

[Please affix Postage]

Investor Relations The Pep Boys — Manny, Moe & Jack 3111 West Allegheny Avenue Philadelphia, PA 19132